Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

REGIONS BANK
(Exact name of trustee as specified in its charter)

Alabama	63-0371391
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1900 Fifth Avenue North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip code)

Corporation Service Company, Inc.
641 South Lawrence Street
Montgomery, AL 36104
1-866-403-5272
(Name, address and telephone number of agent for service)
_____________________________

CLECO CORPORATE HOLDINGS LLC
(Exact name of obligor as specified in its charter)

Louisiana	72-1445282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana 71360-5226
(318) 484-7400
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)
 __________________________

3.375% Senior Notes due 2029

Item 1.	General Information.	Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309
Alabama State Banking Department, 401 Adams Ave., Montgomery, Alabama 36104

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor.	If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee.	Not applicable.

Item 16.	List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.
Articles of Amendment to Articles of Incorporation, including Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-223626) filed with the Securities and Exchange Commission).

Exhibit 2.	Not applicable.

Exhibit 3.
Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-202769) filed with the Securities and Exchange Commission).

Exhibit 4.
A copy of the bylaws of the trustee as now in effect (incorporated by reference to Exhibit 4 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-4 (File No. 333-227903) filed with the Securities and Exchange Commission).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a state-chartered bank organized under the laws of the state of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baton Rouge and the State of Louisiana on the 27th day of May, 2020.

REGIONS BANK

/s/ Kesha A. Jupiter
Kesha A. Jupiter
Vice President

EXHIBIT 6

May 27, 2020

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen

In accordance with Section 321(b) of the Trust Indenture Act of 1939, Regions Bank hereby consents that reports of examination of Regions Bank by Federal, State, Territorial or District regulatory authorities may be furnished by such regulatory authorities to the Securities and Exchange Commission upon request therefor.

Dated: May 27, 2020

Very truly yours,

REGIONS BANK

/s/ Kesha A. Jupiter
Kesha A. Jupiter
Vice President

Exhibit 7
REGIONS BANK
As of the close of business on April 30, 2020

Regions Bank--Schedule RC - Balance Sheet (Form Type - 031)
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Dollar amounts in thousands
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin[1]	RCFD0081	2,192,000	1.a.
b. Interest-bearing balances[2]	RCFD0071	3,118,000	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)[3]	RCFDJJ34	1,296,000	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCFD1773	23,752,000	2.b.
c. Equity securities with readily determinable fair values not held for trading[4]	RCFDJA22	465,000	2.c.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold in domestic offices	RCONB987	0	3.a.
b. Securities purchased under agreements to resell[5]	RCFDB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCFD5369	564,000	4.a.
b. Loans and leases held for investment	RCFDB528	88,097,000	4.b.
c. LESS: Allowance for loan and lease losses[7]	RCFD3123	1,560,000	4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)	RCFDB529	86,537,000	4.d.
5. Trading assets (from Schedule RC-D)	RCFD3545	913,000	5.
6. Premises and fixed assets (including capitalized leases)	RCFD2145	2,367,000	6.
7. Other real estate owned (from Schedule RC-M)	RCFD2150	65,000	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCFD2130	86,000	8.
9. Direct and indirect investments in real estate ventures	RCFD3656	0	9.
10. Intangible assets (from Schedule RC-M)	RCFD2143	4,685,000	10.
11. Other assets (from Schedule RC-F)[6]	RCFD2160	6,667,000	11.
12. Total assets (sum of items 1 through 11)	RCFD2170	132,707,000	12.
Liabilities
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON2200	101,756,000	13.a.
1. Noninterest-bearing[8]	RCON6631	38,834,000	13.a.1.
2. Interest-bearing	RCON6636	62,922,000	13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN2200	0	13.b.
1. Noninterest-bearing	RCFN6631	0	13.b.1.
2. Interest-bearing	RCFN6636	0	13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased in domestic offices[9]	RCONB993	0	14.a.
b. Securities sold under agreements to repurchase[10]	RCFDB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCFD3548	163,000	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD3190	9,756,000	16.

1.	Includes cash items in process of collection and unposted debits.
2.	Includes time certificates of deposit not held for trading.
3.
Institutions that have adopted ASU 2016-13 should report in item 2.a, amounts net of any applicable allowance for credit losses, and should equal to Schedule RC-B, item 8, column A less Schedule RI-B, Part II, item 7, column B.

4.
Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.

5.	Includes all securities resale agreements, regardless of maturity.
7.	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
6.	Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
8.	Includes noninterest-bearing demand, time, and savings deposits.
9.	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
10.	Includes all securities repurchase agreements, regardless of maturity.

Schedule RC- Continued

Dollar amounts in thousands
19. Subordinated notes and debentures[1]	RCFD3200	495,000	19.
20. Other liabilities (from Schedule RC-G)	RCFD2930	2,881,000	20.
21. Total liabilities (sum of items 13 through 20)	RCFD2948	115,051,000	21.
Equity Capital-Bank Equity Capital
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCFD3838	0	23.
24. Common stock	RCFD3230	0	24.
25. Surplus (exclude all surplus related to preferred stock)	RCFD3839	16,399,000	25.
26. Not available			26.
a. Retained earnings	RCFD3632	-67,000	26.a.
b. Accumulated other comprehensive income[2]	RCFDB530	1,324,000	26.b.
c. Other equity capital components[3]	RCFDA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCFD3210	17,656,000	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCFD3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCFDG105	17,656,000	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCFD3300	132,707,000	29.

1.	Includes limited-life preferred stock and related surplus.
2.
Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

3.	Includes treasury stock and unearned Employee Stock Ownership Plan shares.